WYETH
                            EXECUTIVE RETIREMENT PLAN
                         EFFECTIVE AS OF JANUARY 1, 1997
                        As Amended through June 16, 2004

                                     PURPOSE

         The purpose of the Wyeth Executive Retirement Plan (the "Plan") is to provide competitive executive retirement benefits for key executives and to enhance the ability of the Company to attract and retain key senior executives.

                             SECTION ONE-DEFINITIONS

Except where the context indicates otherwise, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural. Whenever used herein, the following terms shall have the meaning set forth below:

1.1. "Actuarial Equivalence" means an amount of equivalent value determined by reference to a specified set of conversion or reduction factors. In determining either the amount of any reduction in benefit amount or the amount of a benefit payable under the Plan in an optional form, actuarial equivalence shall be determined by applying the conversion factors set forth in the Wyeth Retirement Plan.

1.2. "Affiliate" means any corporation, partnership or other organization controlling, controlled by or under common control with the Company.

1.3. "Average Pension Earnings" has the same meaning as in the Wyeth Supplemental Executive Retirement Plan, as amended from time to time.

1.4. "Board of Directors" means the Board of Directors of the Company.

1.5. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.6. "Company" means Wyeth, a Delaware corporation.

1.7. "Contingent Annuitant" has the meaning set forth in the Wyeth Retirement Plan.

1.8. "Contingent Annuity" has the meaning set forth in the Wyeth Retirement
Plan.

1.9. "Continuous Service" has the meaning set forth in the Wyeth Retirement
Plan.

1.10. "Corporate Officer" means a principal officer of the Company as described in Paragraph 30 of the By-Laws of the Company (copy attached).

1.11. "Credited Service " means the number of years of service credited to an Employee under and as determined in accordance with the Wyeth Retirement Plan. Effective June 16, 2004, Credited Service shall also include all service with any Wyeth Affiliate (including any non-US Affiliate).

1.12. "Early Plan Benefit" means the monthly benefit payable to a Participant under Section 4.2 of the Plan.

1.13. "Early Retirement Age" means attainment of both age fifty-five (55) or more and at least ten (10) years of Continuous Service.

1.14. "Early Retirement Date" means the first day of the calendar month coincident with or next following the date a Participant attains his/her Early Retirement Age, or any subsequent day elected by the Participant to retire after his/her Early Retirement Date but prior to his/her attainment of Normal Retirement Age.

1.15. "Effective Date" is January 1, 1997.

1.16. "Employee" has the meaning set forth in the Wyeth Retirement Plan.

1.17. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any regulations promulgated thereunder.

1.18. "Final Average Annual Pension Earnings" means the average of a Participant's Annual Pension Earnings (as of January 1of each year) for the three years during which the ten-year period immediately preceding the date of his/her Severance from Service in which such Annual Pension Earnings were the highest.

1.19. "Minimum Eligible Compensation Level" means a Rate of Annual Earnings equal to or greater than two hundred and fifty thousand dollars ($250,000), which amount shall be subject to periodic review and adjustment by the Compensation and Benefits Committee of the Board. Effective, as of January 1, 1998, the term Minimum Eligible Compensation Level means a Rate of Annual Earnings equal to or greater than three hundred thousand dollars ($300,000), which amount shall be adjusted annually by an average of the salary increases of the Senior Executive Group of the Company, rounded down to the nearest ten thousand dollars ($10,000). Effective as of June 16, 2004, the term Minimum Eligible Compensation Level means a Rate of Annual Earnings equal to or greater than three hundred eighty thousand dollars ($380,000), which amount shall be adjusted annually by the Annual Approved U.S. Merit Guideline, rounded down to the nearest ten thousand dollars ($10,000).

1.20. "Normal Plan Benefit" means the Plan Benefit payable monthly to a Participant pursuant to Section 4.1 of the Plan.

1.21. "Normal Retirement Age" means age sixty (60).

1.22. "Normal Retirement Date" means the first day of the calendar month coincident with or next following the date a Participant attains his/her Normal Retirement Age and elects to retire.

1.23. "Participant" means an Employee of the Company who has met the requirements to become a Participant in the Plan pursuant to Section Two.

1.24. "PIA Program" means the Wyeth Performance Incentive Award program.

1.25. "Plan" means this Wyeth Executive Retirement Plan, as amended from time to time.

1.26. "Plan Benefit" means the benefit payable monthly to a Participant under the terms of the Plan.

1.27. "Plan Year" means the calendar year.

1.28. "Postponed Plan Benefit" means the Plan Benefit payable monthly to a Participant under Section 4.4 of the Plan.

1.29. "Rate of Annual Earnings" means the average annual base salary of a Participant as of January 1 of each Plan Year.

1.30. "Retirement Committee" has the meaning set forth in the Wyeth Retirement Plan.

1.31. "Retirement Plans" means the Wyeth Retirement Plan, the Wyeth Supplemental Executive Retirement Plan, the American Cyanamid and Subsidiaries Supplemental Employees Retirement Plan; the American Cyanamid and Subsidiaries ERISA Excess Plan and/or any other retirement plan or arrangement of the Company to the extent it provides retirement or pension benefits (but only to the extent that service under such plan is counted for purposes of the Wyeth Retirement Plan) each as amended from time to time.

1.32. "Senior Executive Group" means executive officers of the Company who earn in excess of one hundred and seventy-five thousand dollars (175,000) per year in annual base earnings.

1.33. "Severance from Service" has the meaning set forth in the Wyeth Retirement Plan.

1.34. "Single Life Annuity" means an annuity providing payments for the lifetime of a Participant with no survivor benefits.

1.35. "Social Security Benefit" means the estimated annual amount of an Employee's old age retirement benefits that a Participant will receive under the United States Social Security system.

1.36. "Surviving Spouse" means the spouse of a deceased Participant to whom such Participant has been validly married for a continuous period of at least one (1) year immediately preceding such Participant's death.

1.37. "Vested Plan Benefit" means the Plan Benefit payable monthly to a Participant under Section 4.3 of the Plan.

1.38. "Wyeth Retirement Plan" means the Wyeth Retirement Plan - United States, as amended from time to time.

                            SECTION TWO-PARTICIPATION

2.1. (a) Eligibility on the Effective. An Employee of the Company or its Affiliate employed on the Effective Date shall become a Participant in the Plan on the Effective Date provided such Employee:

               (1)  Is a Participant in the Wyeth Retirement Plan, and

               (2) Has attained age 55, and satisfies one of the following conditions:

                    (A) Has a Rate of Annual Earnings equal to or in excess of the Minimum Eligible Compensation Level in effect at that time; or

                    (B) Has been elected or appointed as a Member of the Wyeth Management Committee; or

                    (C) Has been selected by the Chief Executive Officer for participation in the Plan, and such participation has been approved by the Compensation and Benefits Committee.

                  Notwithstanding the foregoing, any Employees who became a Participant prior to June 16, 2004shall remain a Participant in the Plan.

         (b) Participant After Effective Date. An Employee shall become a Participant after the Effective Date when he or she satisfies the requirements of Section 2.1(a).

                              SECTION THREE-VESTING

3.1. Vesting. A Participant shall be vested upon the first to occur of the following:

          (a)  Completion of five years of Continuous Service; or

          (b) Attaining age 60 regardless of the number of years of Continuous Service.

3.2. Termination Prior to Vesting. Any Participant who incurs a Severance from Service prior to becoming vested under Section 3.1 shall not be entitled to receive a Plan Benefit.

                SECTION FOUR-AMOUNT AND COMMENCEMENT OF BENEFITS

4.1. Normal Plan Benefits.

         (a) Eligibility. A Participant who retires at or after attaining his/her Normal Retirement Age, shall be eligible to receive monthly a Normal Plan Benefit under the Plan.


         (b) Amount of Normal Plan Benefit. The monthly Normal Plan Benefit of a Participant shall be one-twelfth of the amount, if any, by which the amount determined under subparagraph (1) below, exceeds (to prevent duplication of benefits) the amount determined under subparagraphs (2) and (3) below, where -


          (1)  An amount  equal to:

               (A) two percent (2%) of the Participant's Final Average Annual Pension Earnings multiplied by the Participant's actual years of Credited Service up to Normal Retirement Age plus, subject to subparagraph (c) below, an additional three (3) years of Credited Service (not to exceed thirty (30) years); minus

               (B) 1/60 of the Participant's Social Security Benefit multiplied by the Participant's years of Credited Service plus, an additional three years of Credited Service (not to exceed thirty (30) years).

          (2) The annual amount of retirement benefits, if any under the Retirement Plans, payable in the form of a Single Life Annuity to the Participant at Normal Retirement Age.

          (3) The annual amount of retirement benefits, if any, under any foreign pension plan, payable in the form of a Single Life Annuity to the Participant at Normal Retirement Age, provided that such foreign pension plan benefit reflects years of Credited Service taken into account for purposes of Section 4.1(b)(1)(A). For purposes of determining the amount of retirement benefit payable as a Single Life Annuity from a foreign pension plan, Retirement Committee shall utilize whatever assumptions it deems reasonable in its discretion."


         (c) Additional Credited Years of Bridge Service. The three (3) additional years of Credited Service described in Section 4.1(b) shall be reduced by one year for each year of service (or part thereof) that the Participant works beyond age sixty-two (62) years, provided however, that a Participant who commences participation in the Plan at age sixty-one (61) or later shall accrue a monthly Normal Plan Benefit in the amount provided in
Section 4.1(b) for two (2) years before such reductions take effect.

         (d) Commencement and Duration. Monthly Normal Plan Benefit payments for Participants who retire and elect to receive payments shall begin as of the Participant's Normal Retirement Date. Such payments shall continue in accordance with the payment option elected by the Participant in Section 5.

4.2. Early Plan Benefits.

         (a) Eligibility. A Participant who incurs a Severance from Service while a Participant on or after he has attained his/her Early Retirement Age but prior to his/her Normal Retirement Age shall be eligible to retire and receive an Early Plan Benefit under the Plan.

         (b) Amount of Early Plan Benefit. A Participant's Early Plan Benefit shall be computed in the same manner as a Normal Plan Benefit under Section 4.1(b) except that the amount determined under Section 4.1(b) shall be reduced by three (3) percent for each year (or part thereof) by which his/her Early Plan Benefit commences prior to the attainment of his/her Normal Retirement Age hereunder and the amount so determined shall then have the offset provisions set forth in Section 4.1(b)(2) applied to determine the amount of the Participant's Early Retirement Benefit.

         (c) Commencement and Duration. A Participant who has incurred a Severance from Service after attaining his/her Early Retirement Age may elect to retire and commence payment as of his/her Early Retirement Date, and such payments shall continue in accordance with the payment option elected in Section 5.

4.3. Vested Plan Benefit.

         (a) Eligibility. A Participant who incurs a Severance from Service while a Participant after having attained five years of Continuous Service but prior to either his/her Early Retirement Age or his/her Normal Retirement Age, shall be eligible to retire and receive a Vested Plan Benefit under the Plan.

         (b) Amount of Vested Plan Benefit. A Participant's Vested Plan Benefit shall be computed in the same manner as a monthly Normal Plan Benefit under
Section 4.1(b) except that the amount determined under Section 4.1(b)(1), shall be reduced actuarially (by reference to the Actuarial Equivalence) for each year (or part thereof) by which his/her Plan Benefit commences prior to the attainment of his/her Normal Retirement Age and the amount so determined shall then have the offset provisions set forth in Section 4.1(b)(2) applied to determine the amount of the Vested Plan Benefit.

         (c) Commencement and Duration. A Participant who has incurred a Severance from Service while a Participant after attaining a right to a Vested Plan Benefit in accordance with Section 4.3(a) above may elect to commence payment of his/her Vested Plan Benefit as of the time he/she attains age 55. Such payments shall continue in accordance with the payment option elected by the Participant pursuant to Section 5.

4.4. Postponed Plan Benefit.

         (a) Eligibility. A Participant who remains an Employee beyond his/her Normal Retirement Age shall be entitled to retire and receive a Postponed Plan Benefit under the Plan.

         (b) Amount. Except as otherwise provided in this paragraph (b), a Participant's Postponed Plan Benefit shall be an amount computed in the same manner as a monthly Normal Plan Benefit under Subsection 4.1(b), provided, however, that:

                  (1) The Participant's Postponed Plan Benefit shall be determined by taking into account all years of actual Credited Service and Final Average Annual Pension Earnings attributable to employment with the Company both before and after his/her Normal Retirement Date (not to exceed, including the three additional years of Credited Service, thirty (30) years); and that

                  (2) The three (3) additional years of Credited Service described in paragraph (b)(1) above shall be reduced for each year (or part thereof) that the Participant works beyond age sixty-two (62), provided, however, that a Participant who commences participation at age sixty-one (61) or later must be eligible to receive a Normal Plan Benefit for two (2) years before such reductions take effect.

         (c) Commencement and Duration. Postponed Plan Benefit payments shall commence as of the first day of the calendar month coincident with or next following a Participant's Severance from Service. Such benefits shall continue in accordance with the payment option selected by the Participant in accordance with Section 5.

                 SECTION FIVE-FORM AND COMMENCEMENT OF BENEFITS

5.1. Form of Benefit. Plan Benefits payable to a Participant pursuant to Section Four shall be payable to the Participant under the same payment option as selected by the Participant under the Wyeth Retirement Plan. Notwithstanding the foregoing, a Participant may select any optional form of payment available under the Wyeth Retirement Plan. If a Plan Benefit is payable in a form other than a Single Life Annuity over the life of the Participant, such Plan Benefit shall be subject to adjustment by the same actuarial equivalent factors as are applied under the Wyeth Retirement Plan with respect to the Wyeth Retirement Plan benefit of the Participant to determine Actuarial Equivalence. Any election made by a Participant pursuant Section 4 shall be in writing in a form acceptable to the Retirement Committee and filed at least six (6) months prior to his/her retirement.
         Effective as of April 1, 2001, an election by a Participant to receive a lump sum distribution of his or her benefit under the Plan shall only be effective six (6) months after the date of his or her retirement (and effective as of April 1, 2002, twelve (12) months after his or her retirement) (the "Deferral Period"). The plan benefit of a Participant shall be credited with interest on a quarterly basis during the Deferral Period using the same interest rate as that rate being used to determine the value of the Refund Feature under the Wyeth Retirement Plan on the date of the commencement of the Deferral Period. Such interest rate shall be adjusted during the Deferral Period to reflect changes in the interest rate being used to determine the value of the Refund Feature under the Wyeth Retirement Plan. In the event a Participant dies during the Deferral Period, his or her plan benefit shall be paid to his or her designated beneficiary and shall be adjusted to include in a lump sum, as soon as practicable after such death interest credited thereto during the Deferral Period. Notwithstanding the foregoing, a Participant may elect upon his or her retirement, in lieu of receiving a distribution from the Plan, to transfer all or any part of his or her plan benefit to the Wyeth Deferred Compensation Plan on the terms and conditions set forth therein, in accordance with the election procedures set forth in that plan.

                      SECTION SIX-SURVIVING SPOUSE BENEFIT

6.1. Surviving Spouse's Benefit.

         (a) Death of Participant After Attaining Early Retirement Age. Upon the death of a Participant while employed by the Company after having attained his/her Early Retirement Age his/her Surviving Spouse will be entitled to an immediate survivors benefit under this Plan equal to one-half of the Plan Benefit the Participant would be entitled to receive commencing on the date of his/her death, assuming the Participant had lived and retired on the day prior to his death with a 50% Contingent Annuity Option in effect.

         (b) Death of Participant Prior to Attaining Early Retirement Age. Upon the death of a Participant while employed by the Company prior to having reached Early Retirement Age but after becoming vested under Section 3 of the Plan, his/her Surviving Spouse shall be entitled to receive a survivors annuity starting on the first day of the month on or after the date the Participant would have attained his/her Early Retirement Age. Such annuity shall be equal to one-half of the Vested Plan Benefit the Participant would be entitled to receive starting on the first day of the month on or after the later of (i) the Participant's death, or (ii) the date of the Participant would have attained age 55 assuming the Participant had elected a 50% Contingent Annuity.

         (c) Death of Participant After a Separation of Service but Before Commencement of Early Retirement or Vested Plan Benefits. If a Participant has a Separation from Service while vested and dies prior to attaining his/her Early Retirement Age or commencing a Vested Plan Benefit, the Participant's Surviving Spouse shall be entitled to a survivor's annuity commencing on the later of the Participant's death or the date the Participant would have attained age 55. The amount of such an annuity shall be equal to one-half of the Early Retirement Benefit or the Vested Plan Benefit the Participant was entitled to receive as of the date of his/her Separation from Service commencing as of the date described above assuming the Participant had elected a 50% Contingent Annuity option.

                     SECTION SEVEN-AMENDMENT AND TERMINATION

7.1. Amendment or Termination. The Company reserves the right to amend, modify, or terminate the Plan at any time for any reason. Any such amendment, modification or termination shall be made pursuant to a resolution of the Board of Directors and shall be effective as of the date specified in the resolution. However, no such amendment, modification or termination of the Plan shall directly or indirectly deprive or adversely affect a Participant's Plan Benefit under the Plan as in effect on the date immediately preceding the date of such amendment, modification or termination.

7.2. Termination Benefit. In the event of a Plan termination, each Participant shall become fully vested in his/her accrued Plan Benefit as of the termination date. Such accrued Plan Benefit shall be calculated as set forth in Section 4.1(b) above, and shall be based upon the Participant's Years of Service, Final Average Pension Earnings, and Retirement Plan benefit as of the termination date. For purposes of determining a Participant's accrued Plan Benefit pursuant to this paragraph, the Participant's Retirement Plan benefit shall be his/her accrued benefit from the Retirement Plan payable at age sixty (60). Payment of a Participant's accrued Plan Benefit shall not be contingent upon his/her continuation of employment with the Company following the Plan termination date, and such benefit shall be payable at the date for commencement of payment of a Plan Benefit pursuant to of Section Five.

                           SECTION EIGHT-MISCELLANEOUS

8.1. No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor limit the right of the Company to discharge or otherwise deal with any Participant without regard to the existence of the Plan.

8.2. Funding. The Plan at all times shall be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of a right to receive a benefit under the Plan, and any such Participant, Surviving Spouse or other person shall have the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Notwithstanding the foregoing, the Retirement Committee or the Board of Directors, in their discretion, may segregate the assets in a separate trust (treated for tax purposes as a Rabbi trust), for the payment of Plan Benefits and such segregation shall not be regarded as funding the Plan.

8.3. Anti-assignment. To the maximum extent permitted by law, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, attach, encumber, or charge prior to such receipt shall be void.

8.4. Administration. The Retirement Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. All provisions set forth in the Wyeth Retirement Plan with respect to the administrative powers and duties of the Retirement Committee, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Retirement Committee shall have the full discretionary authority to construe and interpret the Plan, including the right to remedy possible ambiguities, to adopt, amend, and rescind rules and regulations for the administration of the plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable. All such actions of the Retirement Committee shall be conclusive and binding upon all Participants, Beneficiaries and Surviving Spouses. The Retirement Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, controller, counsel, or other person employed or engaged by the Company with respect to the Plan.

8.5. State Law. The Plan is established under and will be construed according to the laws of the State of New York, to the extent that such laws are not preempted by ERISA and the regulations promulgated thereunder.

8.6. Incapacity of Recipient. In the event a Participant, or Surviving Spouse is declared incompetent and a conservator or other person legally charged with the care of his/her person or his/her estate is appointed, any benefits under the Plan to which such Participant, or Surviving Spouse is entitled shall be paid to such conservator or other person legally charged with the care of his/her person or estate.

                          SECTION NINE-CLAIMS PROCEDURE

If a Participant does not receive the timely payment of the benefits which he/she believes are due under the Plan, the Participant may make a claim for benefits in the manner hereinafter provided.

All claims for benefits under the Plan shall be made in writing and shall be signed by the Participant. Claims shall be submitted to the Administrator. If the Participant does not furnish sufficient information with the claim for the Administrator to determine the validity of the claim, the Administrator shall indicate to the Participant any additional information which is necessary for the Administrator to determine the validity of the claim.

Each claim hereunder shall be acted on and approved or disapproved by the Administrator within 90 days following the receipt by the Administrator of the information necessary to process the claim. In the event the Administrator denies a claim for benefits in whole or in part, the Administrator shall notify the Participant in writing of the denial of the claim and notify the Participant of his right to a review of the Administrator's decision by the Administrator. Such notice by the Administrator shall also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's appeals procedure as set forth in this Section Eleven.

If no action is taken by the Administrator on a Participant's claim within 90 days after receipt by the Administrator, such claim shall be deemed to be denied for purposes of the following appeals procedure. Any applicant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the Administrator. Such appeal must be made within three months after the applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

         (a) request a review by the Administrator of the claim for benefits under the Plan;
         (b) set forth all of the grounds upon which the Participant's request for review is based on any facts in support thereof; and
         (c) set forth any issues or comments which the Participant deems pertinent to the appeal.

The Administrator shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Administrator as soon as possible but not later than 120 days after the appeal is received by it. The Administrator may require the Participant to submit such additional facts, documents or other evidence as the Administrator in its discretion deems necessary or advisable in making its review. The Participant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrator, provided the Administrator finds the requested documents or materials are pertinent to the appeal.

On the basis of its review, the Administrator shall make an independent determination of the Participant's eligibility for benefits under the Plan. The decision of the Administrator on any appeal of a claim for benefits shall be final and conclusive upon all parties thereto.

In the event the Administrator denies an appeal in whole or in part, it shall give written notice of the decision to the Participant, which notice shall set forth, in a manner calculated to be understood by the Participant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Administrator's decision is based.